UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2024

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

(432) 276-3966

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the previously disclosed sale of convertible notes under the Convertible Security Investment Agreement, dated as of January 16, 2024, by and among the AST SpaceMobile, Inc. (the “Company”), AT&T Venture Investments, LLC (together with its affiliates, “AT&T”), Google LLC and Vodafone Ventures Limited, the Company agreed that it would use reasonable best efforts to cause the Stockholders’ Agreement of the Company, dated April 6, 2021 (the “Stockholders’ Agreement”), to be amended such that AT&T shall, among other things, have the right to nominate, and the parties to such Stockholders’ Agreement agree to vote for and cause the appointment of, a representative of AT&T to (i) serve as a non-voting observer to the Company’s board of directors or (ii) serve as a director to the Company’s board of directors (as determined by AT&T).

Further, in connection with the previously disclosed series of transactions pursuant to which the shares of the Company previously held by Invesat LLC (“Invesat”) were acquired by Antares Technologies LLC (“Antares”), an affiliate of Invesat, the Company agreed to use commercially reasonable efforts to take steps necessary to allow for the amendment and/or assignment of each of the Stockholders’ Agreement and the Registration Rights Agreement, within forty-five (45) days after the closings of the Transactions, to add Antares, and remove Invesat as a party thereto.

To effect the points above, on June 5, 2024, the remaining parties to the Stockholders Agreement, AT&T and Antares entered into an Amended and Restated Stockholders’ Agreement (the “Amended and Restated Stockholders’ Agreement”). In addition to providing the rights described above, the Amended and Restated Stockholders’ Agreement removes certain rights that are no longer effective by their terms and streamlines the process for effecting blocker merger transactions as provided under the Fifth Amended and Restated Limited Liability Company Operating Agreement of AST & Science, LLC, dated as of April 6, 2021 (the “Operating Agreement”).

Additionally, on June 4, 2024, similar and conforming changes were made to the Registration Rights Agreement. The description of the Amended and Restated Stockholders’ Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Stockholders’ Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The description of Amendment No. 1 and Joinder to Registration Rights Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 and Joinder to Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Stockholders’ Agreement, dated as of June 5, 2024, by and among AST SpaceMobile, Inc., Abel Avellan, Antares Technologies LLC, Vodafone Ventures Limited, Rakuten Mobile USA Service Inc., ATC TRS II LLC and AT&T Services, Inc.
10.2	Amendment No. 1 and Joinder to Registration Rights Agreement, dated as of June 4, 2024, AST SpaceMobile, Inc., Abel Avellan, Antares Technologies LLC, Vodafone Ventures Limited, Rakuten Mobile USA Service Inc. and ATC TRS II LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2024

AST SPACEMOBILE, INC.

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Chief Legal Officer